UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities and Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section §240.14a-12

ESSEX RENTAL CORP.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

ESSEX RENTAL CORP.
1110 Lake Cook Road, Suite 220
Buffalo Grove, Illinois 60089
___________________

SUPPLEMENTAL PROXY MATERIALS
FOR
ANNUAL MEETING OF STOCKHOLDERS

to be held June 4, 2015
___________________

On May 8, 2015, the Board of Directors issued a letter to Lee D. Keddie.

* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

May 8, 2015

Mr. Lee Keddie
8719 258th Avenue NE
Redmond, WA 98053

Dear Mr. Keddie:

As you know, yesterday I called you in your office with the stated intention of seeking an amicable resolution of your campaign for representation on Essex's Board of Directors. I indicated to you that I believed a principal to principal discussion would prove most productive. Despite the multiple requests for such settlement discussions in your group's May 4th letter, you determined to not engage in a discussion with me and instead referred me to your attorney. I have no desire to speak with your attorney, nor do we prefer to communicate with you only through public filings. By ignoring and now rejecting our overtures, however, you leave us no other choice.

The Board has continuously offered to you the opportunity to have your purported director nominees evaluated by our Nominating Committee, despite the fact that your nominations will not be recognized at the Annual Meeting as we have previously communicated to you. You have ignored our offer other than to claim, as stated in your group's May 4th letter, that the Board "never had any good faith intention of considering [your] nominees." Without engaging in even one conversation with us, we fail to understand the basis for your views in this regard.

Nonetheless, we are committed to pursuing what is in the best interests of our stockholders, including avoiding the additional disruption and expense of your campaign. Accordingly, we are writing to communicate our offer to have your two purported director nominees appointed to our Board of Directors immediately following the June 4th Annual Meeting subject only to satisfactory completion of customary background checks on such individuals.

To be perfectly clear, we call on you to act in the best interests of our stockholders and end your campaign before significant additional costs are incurred by accepting our offer for you and Mr. Climaco to be appointed to our Board of Directors upon conclusion of our Annual Meeting.

On behalf of the Board of Directors,

/s/ Laurence S. Levy
Laurence S. Levy
Chairman

* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

Additional Information and Where to Find It

The Company filed with the Securities and Exchange Commission and mailed to stockholders a proxy statement and other documents related to the 2015 annual meeting on April 30, 2015. THE COMPANY'S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELATED MATERIALS, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO SUCH MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE 2015 ANNUAL MEETING AND RELATED MATTERS. Stockholders may obtain a free copy of the Company's proxy statement and any other documents filed by the Company with the SEC at the SEC's website (www.sec.gov) and in the investor relations section of the Company's website (http://essexrental.com).

Participants in the Solicitation

The Company and its executive officers and directors may be deemed to be participating in the solicitation of proxies in connection with the election of directors and the 2015 annual meeting. Information about the executive officers and directors of the Company and the number of shares of the Company's common stock beneficially owned by such persons is set forth in the proxy statement filed on April 30, 2015.

* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

Please fill in, date and sign the proxy card provided with our previously delivered proxy statement, and mail it promptly in the postage-paid envelope provided to make sure that your shares are represented at the Meeting. If you attend the Meeting in person, you may, if you desire, revoke your proxy and choose to vote in person even if you had previously sent in your proxy card.

Our Proxy Statement and Annual Report to Stockholders for the year ended December 31, 2014 are available at:
http://www.viewproxy.com/essexrental/2015